SIXTH AMENDMENT TO FUND PARTICIPATION AND SERVICE AGREEMENT

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company, a New York life insurance company, and Equitable Financial Life Insurance Company of America, formerly known as MONY Life Insurance Company of America, an Arizona life insurance company (collectively, the “Company”), American Funds Distributors, Inc. (the “Distributor”), American Funds Services Company (the “Transfer Agent”), Capital Research and Management Company (the “Advisor”) and the American Funds Insurance Series (the “Series”), an open-end investment company for which the Distributor, the Advisor and the Transfer Agent provide services and which is divided into funds (collectively called the “Funds” and individually, a “Fund”), entered into a certain Fund Participation and Service Agreement dated January 2, 2013 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of 9/25/2023 | 10:33 AM EDT, 2023, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Distributor, the Advisor, the Transfer Agent and the Series (collectively, the “Parties”).

RECITALS

WHEREAS, the name of the Company changed from AXA Equitable Life Insurance Company to Equitable Financial Life Insurance Company and MONY Life Insurance Company of America to Equitable Financial Life Insurance Company of America;

WHEREAS, the Parties wish to add a new Separate Account to Exhibit B of the Participation Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1.	Section 18 of the Participation Agreement is hereby amended by updating the following notification information:

Equitable Financial Life Insurance Company

1290 Avenue of the Americas, 12th Floor

New York, NY 10010

Attention: Kenneth Kozlowski, Managing Director

Email: fmg-vitfunds@equitable.com

Michael Triessl

Capital Research and Management Company

333 South Hope Street

55th Floor

Los Angeles, CA 90071

With cc copy to:

Melissa Buccilli

And:

American Funds Service Company

Attn: HOST – Contract Administration

3500 Wiseman Blvd

San Antonio, Texas 78251-4231

Email: contract_admin@capitalgroup.com

2.	Exhibit B of the Participation Agreement is hereby deleted in its entirety and replaced with the attached Exhibit B.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company, on behalf of itself and each Separate Account

By:

Print Name:	Kenneth T. Kozlowski

Title:	Chief Investment Officer
Date:	9/25/2023 | 10:33 AM EDT

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:

Print Name:	Kenneth T. Kozlowski

Title:	Chief Investment Officer
Date:	9/25/2023 | 10:33 AM EDT

The Distributor:
American Funds Distributors, Inc.

By:

Print Name:	Timothy W. McHale

Title:	Secretary
Date:	9/25/2023

The Transfer Agent:
American Funds Service Company

By:

Print Name:	Stephanie D. McNeely

Title:	Secretary
Date:	9/26/2023

The Advisor:
Capital Research and Management Company

By:

Print Name:	Timothy W. McHale

Title:	Senior Vice President & Senior Counsel Fund Business Management Group
Date:	9/25/2023

The Series:
American Funds Insurance Series

By:

Print Name:	Michael W. Stockton

Title:	Authorized Signatory
Date:	October 10, 2023

EXHIBIT B

All current and future Separate Accounts and Associated Contracts created by Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company and Equitable Financial Life Insurance Company of America are permitted in accordance with the provisions of this Participation Agreement to invest in Portfolios of the Fund shown in Exhibit A, as amended. As of the date of this amendment, the separate accounts available are:

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account

Separate Account A	All Contracts

Separate Account FP	All Contracts

Separate Account I	All Contracts

Separate Account No. 45	All Contracts

Separate Account No. 49	All Contracts

Separate Account No. 65	All Contracts

Separate Account No. 66	All Contracts

Separate Account No. 70	All Contracts

Separate Account No. 206	All Contracts

Separate Account No. 301	All Contracts

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account

Equitable America Variable Account L	All Contracts

Equitable America Variable Account A	All Contracts

Equitable America Variable Account P	All Contracts

Equitable America Variable Account K	All Contracts

Equitable America Variable Account No. 70A	All Contracts

Variable Account AA	All Contracts

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